UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 7, 2020, Mack-Cali Realty Corporation (the “Company”) filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2020 annual meeting of stockholders of the Company (the “Annual Meeting”).

On May 8, 2020, the Company launched a website to communicate with the Company’s stockholders regarding matters relating to the Annual Meeting. The website address is: http:// www.VoteWhiteForMack-Cali.com. The following materials have been posted by the Company to http:// www.VoteWhiteForMack-Cali.com:

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• • 1sc a1mer Forward Looking Statements Statements made in this communication may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional f.............................. ...J ........ ............. a... ........... ...J: .......... ''r'\:......... 1 ........... ......... o....................J:.......... c....................J _ I ...............:........... c................................... +...."

ACK.. CALI® Our Nominees Press Releases Filings Letters In advance of the Company's 2020 nual Meeting of Stockholders (the " nual Meeting"), scheduled for June 10, 2020, you have an important decision to make regarding the composition of the Mack-Cali Board of Directors. Over the past year, your Board and management team have taken significant steps to create a more focused, high-quality asset portfolio, enhancing the Company's competitive position and best positioning Mack-Cali for a strategic transaction to unlock the full value of your investment. We have made significant progress and are confident that the successful execution of the Company's strategy will enable Mack-Cali to deliver superior value to all shareholders in the near future. Bow Street Special Opportunities Fund XV, LP and certain of its affiliates ("Bow Street"), an activist hedge fund that holds less than 5% of Mack-Cali's outstanding stock, has launched a proxy contest in opposition to this plan and to implement its own self-interested agenda. Bow Street seeks to gain control of the Board, remove the Company's CEO and force the sale of Mack-Cali or its premium assets at a price that would be acceptable to Bow Street, rather than maximize value for all Mack-Cali investors. We urge you to protect the value of your investment by voting on the WHITE proxy card "FOR" ALL of Mack Cali's ELEVEN highly qualified and experienced director nominees, who are independent and committed to delivering for shareholders the true value of your investment. We appreciate your continued support. Vote on the Pro ard T DAY (0 How to Vote

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ACK..CALr Our Nominees Press Releases Filings Letters How to Vote t • May7, 2020 April14, 2020 Mack-Cali Files Definitive Proxy Materials and Mails Letter to Shareholders Mack-Cali Announces Highly Qualified Slate of Director Nominees Download PDF ' Download PDF ' / / '-/ '-/ April 6, 2020 March 30, 2020 Mack-Cali Sets the Record Straight Regarding Bow Street's False Statements Mack-Cali Board Forms Annual Meeting Committee Download PDF ' / '-/ Download PDF ' / '-/ March 16, 2020 Mack-Cali Reiterates Commitment to Maximizing Stockholder Value and Corrects the Record on Bow Street's False Statements Download PDF ' / '-/

ACK..CALr Our Nominees Press Releases Filings Letters How to Vote May7, 2020 Mack-Cali Definitive Proxy Statement 2020 Download PDF ' / / '

ACK..CALr Our Nominees Press Releases Filings Letters May7, 2020 Mack-Cali Shareholder Letter Download PDF ' / / '

ACK.. CALI® Our Nominees Press Releases Filings Letters Protect the Value of Your Investment To Support Your Board of Directors: Vote on the Proxy Card Today Your Vote Is Important, No Matter How Many or How Few Shares You Own Whether or not you intend to attend the Annual Meeting, you can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the postage-prepaid envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: 1407 Broadway New York, New York 10018 proxy@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Remember We urge you NOT to vote using any Gold proxy card sent to you by Bow Street, as doing so will revoke your vote on the WHITE proxy card.